UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2009

(Date of earliest event reported) January 26, 2009

NITRO PETROLEUM INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-50932	98-0488493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 N.W. Expressway, Suite 260
Oklahoma City, Oklahoma	73132
(Address of principal executive offices)	(Zip Code)

(405) 728-3800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information To Be Included in the Report

Item 1.01.  Entry into a Material Definitive Agreement.

On January 26, 2009, Nitro Petroleum Incorporated (the “Company”) entered into a Memorandum of Understanding (the “Memorandum of Understanding”) with REDS, LLC (“REDS”) pursuant to which the Company will acquire oil and gas leases from REDS covering 1,600 acres in Montana and will have two additional options to acquire an additional 1,600 acres per option from REDS. The Company will own 100% of the coal, coal bed methane, and oil and natural gas rights to the acreage being acquired pursuant to the Memorandum of Understanding. The Company will pay a 20% net royalty on production.

Pursuant to the terms of the Memorandum of Understanding, the Company will acquire leases covering the initial 1,600 acres and drill 10 wells on such acreage. The drilling of the initial 10 wells pursuant to the Memorandum of Understanding is referred to as “Phase One” of the development project contemplated by the Memorandum of Understanding. As consideration for assignment of leases covering the 1,600 acres that will be drilled in Phase One, the Company will pay REDS a $75,000 bonus. The payment of the bonus is contingent upon the Company’s receipt of title status reports for the Phase One tract and the assignment of unencumbered leases making up the Phase One tract to the Company.

Additionally, the Company will deposit $250,000 with an escrow agent immediately after the Phase One leases have been deemed unencumbered and assigned to the Company. The escrowed amount will be released on a pro rata basis to REDS as each Phase One well lease and permit is approved by the Bureau of Indian Affairs (“BIA”) and a Bureau of Land Management (“BLM”) permit for each well is issued. If the BIA and/or the BLM have not approved the Phase One leases and the wells within 90 days from the date of the Memorandum of Understanding, the escrow agent will refund the escrowed funds to the Company.

Upon the completion of Phase One, the Company will have the option to acquire leases covering an additional 1,600 acres to drill 10 additional “Phase Two” wells. The Phase Two wells will be drilled on the same terms and conditions as the Phase One wells, except that the Company will pay REDS $300,000 for the right to drill the Phase Two wells. However, if the Company determines that the Phase One wells will not reach payout in a fair and reasonable period, then REDS will allow the Company to drill the Phase Two wells for no additional fee.

Upon the completion of Phase Two, the Company will have the option to acquire leases covering an additional 1,600 acres to drill 10 additional “Phase Three” wells. The Phase Three wells will be drilled on the same terms and conditions as the Phase Two wells, except that the Company will pay REDS $400,000 for the right to drill the Phase Three wells, unless Phase Two is deemed economically unfeasible as a result of drilling the Phase Two wells. The Company has the option of drilling development wells on the leases acquired in Phase One, Phase Two and Phase Three.

The parties intend to enter into a more detailed agreement regarding this transaction as soon as practicable under the circumstances

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Memorandum of Understanding dated January 26, 2009 by and between the Company and REDS, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITRO PETROLEUM INCORPORATED

By /s/Larry Wise

Larry Wise, President and CEO

January 30, 2009

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Memorandum of Understanding dated January 26, 2009 by and between the Company and REDS, LLC	Filed electronically herewith.

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